Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,230,707)
Unrealized Gain (Loss) on Market Value of Futures	1,314,697
Dividend Income	631
Interest Income	3,304
ETF Transaction Fees	1,750
Total Income (Loss)	$(1,910,325)

Expenses
General Partner Management Fees	$46,395
Professional Fees	17,706
Brokerage Commissions	1,538
NYMEX License Fee	1,160
Non-interested Directors' Fees and Expenses	599
Prepaid Insurance Expense	276
Total Expenses	$67,674
Net Income (Loss)	$(1,977,999)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$96,027,068
Additions (50,000 Shares)	1,406,892
Withdrawals (450,000 Shares)	(12,355,222)
Net Income (Loss)	(1,977,999)

Net Asset Value End of Month	$83,100,739
Net Asset Value Per Share (3,050,000 Shares)	$27.25

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612